Exhibit 99.1

FOR IMMEDIATE RELEASE
October 27, 2014

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $(0.07) COMPREHENSIVE LOSS PER COMMON SHARE AND
$25.54 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - October 27, 2014 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported a comprehensive loss for the third quarter of 2014 of $(0.07) per common share and net book value of $25.54 per common share. Economic return for the period, defined as dividends per common share plus the change in net book value per common share, was a loss of $(0.07) per common share, or -0.3% for the quarter, or -1.1% on an annualized basis. Net spread and dollar roll income for the period totaled $0.85 per common share.

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$(0.07) comprehensive loss per common share, comprised of:

◦	$0.54 net income per common share

◦	$(0.61) other comprehensive (loss)/income ("OCI") per common share

▪	Includes net unrealized losses on investments marked-to-market through OCI

•	$0.85 net spread and dollar roll income per common share

◦
Includes $0.43 per common share of dollar roll income associated with the Company's $15.7 billion average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Includes $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$0.65 dividend per common share declared on September 18, 2014

◦	12.2% annualized dividend yield based on September 30, 2014 closing stock price of $21.25 per common share

•	$25.54 net book value per common share as of September 30, 2014

◦	Decreased $(0.72) per common share, or -2.7%, from $26.26 per common share as of June 30, 2014

•	-0.3% economic loss on common equity for the quarter, or -1.1% annualized

◦	Comprised of $0.65 dividend per common share and $(0.72) decrease in net book value per common share

American Capital Agency Corp.
October 27, 2014

OTHER THIRD QUARTER HIGHLIGHTS

•	$69.5 billion agency MBS investment portfolio as of September 30, 2014

◦	Includes $17.7 billion net long TBA mortgage position as of September 30, 2014

•	6.7x "at risk" leverage as of September 30, 2014

◦	4.8x leverage excluding net long TBA mortgage position as of September 30, 2014

•	10% portfolio CPR for the quarter

◦	8% average projected portfolio life CPR as of September 30, 2014

•	1.90% annualized net interest rate spread for the quarter, including TBA dollar roll income

Gary Kain, President and Chief Investment Officer, commented, "The clear consensus at the beginning of the year was that interest rates would rise and agency MBS would underperform. Instead, in response to the slower pace of global economic growth and lack of inflationary pressure, interest rates have fallen dramatically. Moreover, despite the tapering of QE3, agency MBS have performed very well even after giving back some of their gains during the third quarter."

Malon Wilkus, Chair and Chief Executive Officer, commented, "We are pleased with AGNC’s total economic return for the first three quarters of the year of just under 15%. Times like these reinforce the value of our active portfolio management philosophy that stresses the need to reevaluate and adjust our assets and hedges in light of an ever changing interest rate and mortgage market landscape."

NET BOOK VALUE
As of September 30, 2014, the Company's net book value per common share was $25.54, or $(0.72) lower than its June 30, 2014 net book value per common share of $26.26, driven by wider mortgage spreads.

INVESTMENT PORTFOLIO
As of September 30, 2014, the Company's investment portfolio totaled $69.5 billion of agency MBS, including a $17.7 billion net long TBA mortgage position, at fair value.

The Company accounts for TBA dollar roll positions as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of September 30, 2014, the Company's net TBA mortgage portfolio had a fair value of approximately $17.7 billion, a cost basis of $17.8 billion and a net carrying value of $(21) million reported in derivative assets/(liabilities) on the Company's balance sheet.

As of September 30, 2014, the Company's investment portfolio was comprised of $66.9 billion of fixed-rate securities, inclusive of the net long TBA position; $0.9 billion of adjustable-rate securities; and $1.6 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

As of September 30, 2014, the Company's fixed-rate investment portfolio was comprised of:

•	$22.7 billion ≤ 15-year securities;

•	$(2.3) billion 15-year net short TBA securities;

•	$1.3 billion 20-year fixed-rate securities;

•	$25.1 billion 30-year fixed-rate securities; and

American Capital Agency Corp.
October 27, 2014

•	$20.0 billion 30-year net long TBA securities.

As of September 30, 2014, inclusive of net TBA mortgage positions, ≤ 15-year fixed rate securities represented 30% of the Company's investment portfolio, a decrease from 38% as of June 30, 2014, and 30-year fixed rate securities represented 65% of the Company's investment portfolio, an increase from 57% as of June 30, 2014.

As of September 30, 2014, 75% of the Company's fixed-rate securities, or 55% inclusive of net TBA mortgage positions, were comprised of securities backed by lower loan balance mortgages and loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), which have favorable prepayment attributes and, therefore, a lower risk of prepayment relative to generic agency securities. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original loan-to-values of ≥ 80%.

As of September 30, 2014, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.59%, comprised of a weighted average coupon of 3.23% for ≤ 15-year fixed rate securities, 3.49% for 20-year fixed-rate securities and 3.75% for 30-year fixed-rate securities.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a CPR of 10% for the third quarter, compared to 9% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of September 30, 2014 was 8%, largely unchanged from June 30, 2014.

Net premium amortization on the Company's investment portfolio for the third quarter was $(101) million, or $(0.29) per common share, compared to $(109) million, or $(0.31) per common share, for the second quarter. The Company recognized "catch-up" premium amortization cost of $(3) million, or $(0.01) per common share, for the third quarter, compared to no "catch-up" amortization recognized for the prior quarter. The unamortized net premium balance as of September 30, 2014 was $2.3 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected CPRs over the remaining life of the security. The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of September 30, 2014; therefore, faster actual or projected prepayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected prepayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its agency security portfolio (or "repo funded assets") for the third quarter was 2.71%, unchanged from the prior quarter. The Company's average cost of funds (derived from the cost of repurchase agreements, other debt and interest rate swaps) for the third quarter was largely unchanged from the prior quarter at 1.44%. The Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.90%, compared to 1.84% for the prior quarter.

American Capital Agency Corp.
October 27, 2014

On a per share basis, the Company recognized $0.85 per common share of net spread and dollar roll income for the third quarter, compared to $0.87 per common share for the prior quarter. Net spread and dollar roll income for the third quarter included $0.43 per common share of dollar roll income, an increase from $0.39 per common share for the prior quarter.

LEVERAGE
As of September 30, 2014, $43.6 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $1.8 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 6.7x as of September 30, 2014, compared to 6.9x as of June 30, 2014. The Company's average "at risk" leverage ratio for the quarter was 6.7x, compared to 7.1x for the prior quarter. The Company's leverage ratios exclude equity allocated to investments in REIT equity securities.

As of September 30, 2014, the Company's agency repo agreements had a weighted average interest rate of 0.41%, unchanged from June 30, 2014, while the weighted average remaining days to maturity decreased to 152 days as of September 30, 2014 from 170 days as of June 30, 2014.

As of September 30, 2014, the Company's agency repo agreements had remaining maturities consisting of:

•	$15.0 billion of one month or less;

•	$14.1 billion from one to three months;

•	$6.0 billion from three to six months;

•	$2.8 billion from six to nine months;

•	$1.3 billion from nine to twelve months;

•	$2.6 billion from twelve to twenty-four months;

•	$0.1 billion from twenty-four to thirty-six months;

•	$0.8 billion from thirty-six to forty-eight months; and

•	$0.9 billion from forty-eight to sixty months.

HEDGING ACTIVITIES
As of September 30, 2014, 76% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and U.S. Treasury positions, compared to 88% as of June 30, 2014.

The Company's interest rate swap position as of September 30, 2014 totaled $40.2 billion in notional amount. During the quarter, the Company terminated $9.8 billion of interest rate swaps with an average remaining life of 1.4 years while an additional $1.5 billion of interest rate swaps expired during the quarter. The Company entered into new swap agreements during the quarter totaling $3.6 billion. The new swap agreements had a weighted average fixed pay rate of 2.73%, an average forward start date of 1.2 years and an average maturity of approximately 9.4 years as of September 30, 2014.

As of September 30, 2014, the Company's swap position included a total of $13.2 billion of forward starting swaps, with an average forward start date of 1.4 years and an average maturity of 8.3 years,

American Capital Agency Corp.
October 27, 2014

compared to $11.7 billion as of June 30, 2014 with an average forward start date of 1.7 years and an average maturity of 8.6 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.82% and a weighted average receive rate of 0.22% as of September 30, 2014, compared to 1.61% and 0.20%, respectively, as of June 30, 2014. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 2.22% and an average maturity of 6.4 years as of September 30, 2014, compared to 1.97% and 5.4 years, respectively, as of June 30, 2014. The Company enters into swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates.

The Company utilizes interest rate swaptions to mitigate exposure to larger, more rapid changes in interest rates. During the third quarter, the Company added $1.5 billion in notional amount of payer swaptions, at a total cost of $7 million, while $3.0 billion of payer swaptions from previous quarters expired or were terminated resulting in a net realized loss of $(53) million. As of September 30, 2014, the Company had payer swaptions totaling $6.2 billion of notional value outstanding at a market value of $61 million and a cost basis of $132 million, with an average remaining option term of 0.8 years and an average underlying interest rate swap term of 4.9 years. This compares to $7.7 billion of notional value outstanding as of June 30, 2014 at a market value of $62 million and a cost basis of $179 million, with an average remaining option term of 0.8 years and an average underlying swap term of 5.6 years.

During the third quarter the Company added $0.8 billion in notional value of receiver swaptions. As of September 30, 2014, the Company had receiver swaptions totaling $2.5 billion of notional value outstanding at a cost basis of $10 million, with an average remaining option term of 4 months and an average underlying interest rate swap term of 8.2 years.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of September 30, 2014, the Company had a net short position of $3.5 billion and $0.9 billion (market value) in U.S. Treasury securities and U.S. Treasury futures, respectively. This compares to a $4.8 billion and $0.9 billion net short position in U.S. Treasury securities and U.S. Treasury futures, respectively, as of June 30, 2014.

OTHER INCOME (LOSS), NET
For the third quarter, the Company recorded a net loss of $(37) million in other income (loss), net, or $(0.10) per common share, compared to a net loss of $(222) million, or $(0.63) per common share for the prior quarter. Other income (loss), net for the third quarter was comprised of:

•	$14 million of net realized gains on sales of agency securities;

•	$56 million of net unrealized gains on interest rate swaps and early termination fees (excludes $38 million of unrealized gains recognized in OCI);

•	$(82) million of interest rate swap periodic interest costs;

•	$(14) million of net losses on interest rate swaptions;

•	$(52) million of net losses on U.S. Treasury positions;

•	$152 million of TBA dollar roll income;

•	$(119) million of net mark-to-market losses on TBA mortgage positions;

•	$(2) million of net dividends and losses from mortgage REIT equity securities; and

•	$10 million of net gains on other derivative instruments and securities.

American Capital Agency Corp.
October 27, 2014

OTHER COMPREHENSIVE LOSS
During the third quarter, the Company recorded an other comprehensive loss of $(215) million, or $(0.61) per common share, driven primarily by unrealized losses on the Company's agency securities.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the third quarter was $0.24 per common share, or $0.30 lower than the Company's GAAP net income per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

The Company's estimated taxable income for the third quarter excludes $0.70 per common share of estimated net capital gains (including $0.43 per common share of TBA dollar roll income) applied against the Company's prior year net capital loss carryforward.

THIRD QUARTER 2014 DIVIDEND DECLARATIONS
On September 18, 2014, the Company's Board of Directors declared a third quarter dividend on its common stock of $0.65 per share, unchanged from the prior quarter, which was paid on October 27, 2014 to common stockholders of record as of September 30, 2014. This equates to a 12.2% annualized dividend yield based on the Company's September 30, 2014 closing stock price of $21.25 per common share.

On September 30, 2014, the Company announced that its Board of Directors approved a change to the Company's common stock dividend distribution schedule so that distributions will now be made monthly rather than quarterly. On October 16, 2014, the Company's Board of Directors declared its first monthly dividend of $0.22 per share to common stockholders of record as of October 31, 2014, payable on November 7, 2014.

The Company anticipates that the 2014 dividend distributions on its common stock will likely represent ordinary dividend income for stockholders when the final tax characterization of such dividends is determined and reported to stockholders on Form 1099-DIV after the end of the year.

Since its May 2008 initial public offering, the Company has paid a total of $4.9 billion in common dividends, or $29.56 per common share.

On September 18, 2014, the Company's Board of Directors declared a third quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock. The dividends were paid on October 15, 2014 to preferred stockholders of record as of October 1, 2014.

American Capital Agency Corp.
October 27, 2014

STOCK REPURCHASE PROGRAM
The Company also announced that its Board of Directors has extended the Company's existing stock repurchase program through December 31, 2015. The Company did not repurchase any of its shares of common stock during the third quarter. As of September 30, 2014, the total remaining amount authorized under the program for repurchases of the Company's common stock was $992 million. The Company intends to only consider repurchasing shares of its common stock when the repurchase price is less than its estimate of the current net book value per common share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are Non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
October 27, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $46,162, $50,057, $51,850, $62,205 and $80,721, respectively)	$50,420	$52,174	$54,960	$64,482	$83,805
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,310	1,377	1,417	1,459	1,204
U.S. Treasury securities, at fair value (including pledged securities of $1,214, $1,247, $196, $3,778 and $4,710, respectively)	1,214	1,247	196	3,822	4,823
REIT equity securities, at fair value	66	202	352	237	—
Cash and cash equivalents	1,708	1,747	1,726	2,143	2,129
Restricted cash	794	783	269	101	77
Derivative assets, at fair value	462	593	686	1,194	1,246
Receivable for securities sold (including pledged securities of $694, $441, $772, $622 and $1,417, respectively)	905	1,872	799	652	1,807
Receivable under reverse repurchase agreements	5,258	6,621	6,685	1,881	1,808
Other assets	211	238	228	284	372
Total assets	$62,348	$66,854	$67,318	$76,255	$97,271

Liabilities:
Repurchase agreements	$45,327	$48,714	$49,729	$63,533	$82,473
Debt of consolidated variable interest entities, at fair value	796	844	874	910	736
Payable for securities purchased	1,150	558	324	118	979
Derivative liabilities, at fair value	510	583	417	422	1,015
Dividends payable	236	235	232	235	311
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	4,742	6,094	6,658	1,848	1,801
Accounts payable and other accrued liabilities	230	215	270	492	71
Total liabilities	52,991	57,243	58,504	67,558	87,386

Stockholders' equity:
Redeemable Preferred Stock - aggregate liquidation preference of $348, $348, $173, $173 and $173, respectively	336	336	167	167	167
Common stock - $0.01 par value; 600.0 shares authorized;
352.8, 352.8, 352.8, 356.2 and 384.3 shares issued and outstanding, respectively	4	4	4	4	4
Additional paid-in capital	10,332	10,332	10,332	10,406	10,992
Retained deficit	(1,112)	(1,073)	(870)	(497)	(160)
Accumulated other comprehensive (loss) income	(203)	12	(819)	(1,383)	(1,118)
Total stockholders' equity	9,357	9,611	8,814	8,697	9,885
Total liabilities and stockholders' equity	$62,348	$66,854	$67,318	$76,255	$97,271

Net book value per common share	$25.54	$26.26	$24.49	$23.93	$25.27

American Capital Agency Corp.
October 27, 2014

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income:
Interest income	$357	$385	$399	$542	$558
Interest expense [1]	88	95	108	120	145
Net interest income	269	290	291	422	413

Other (loss), net:
Gain (loss) on sale of agency securities, net	14	22	(19)	(667)	(733)
(Loss) gain on derivative instruments and other securities, net [1]	(51)	(244)	(378)	184	(339)
Total other loss, net	(37)	(222)	(397)	(483)	(1,072)
Expenses:
Management fees	30	30	29	31	35
General and administrative expenses	5	6	6	6	7
Total expenses	35	36	35	37	42
Income (loss) before income tax provision	197	32	(141)	(98)	(701)
Income tax provision	—	—	—	3	—
Net income (loss)	197	32	(141)	(101)	(701)
Dividend on preferred stock	7	5	3	3	3
Net income (loss) available (attributable) to common shareholders	$190	$27	$(144)	$(104)	$(704)

Net income (loss)	$197	$32	$(141)	$(101)	$(701)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(253)	790	521	(311)	833
Unrealized gain on derivative instruments, net [1]	38	40	43	46	47
Other comprehensive (loss) income	(215)	830	564	(265)	880
Comprehensive (loss) income	(18)	862	423	(366)	179
Dividend on preferred stock	7	5	3	3	3
Comprehensive (loss) income (attributable) available to common shareholders	$(25)	$857	$420	$(369)	$176

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	354.8	373.0	390.6
Net income (loss) per common share - basic and diluted	$0.54	$0.08	$(0.41)	$(0.28)	$(1.80)
Comprehensive (loss) income per common share - basic and diluted	$(0.07)	$2.43	$1.18	$(0.99)	$0.45
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.80

American Capital Agency Corp.
October 27, 2014

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income	$357	$385	$399	$542	$558
Interest expense:
Repurchase agreements and other debt	50	55	65	74	98
Interest rate swap periodic costs [1]	38	40	43	46	47
Total interest expense	88	95	108	120	145
Net interest income	269	290	291	422	413
Other interest rate swap periodic costs [3]	(82)	(87)	(83)	(104)	(131)
Dividend on REIT equity securities [4]	2	6	10	5	—
TBA dollar roll income (loss) [17]	152	138	48	(5)	(12)
Adjusted net interest and dollar roll income	341	347	266	318	270
Operating expenses	35	36	35	37	42
Net spread and dollar roll income	306	311	231	281	228
Dividend on preferred stock	7	5	3	3	3
Net spread and dollar roll income available to common shareholders	299	306	228	278	225
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	3	—	25	(28)	12
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common shareholders	$302	$306	$253	$250	$237

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	354.8	373.0	390.6
Net spread and dollar roll income per common share - basic and diluted	$0.85	$0.87	$0.64	$0.75	$0.58
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.86	$0.87	$0.71	$0.67	$0.61

American Capital Agency Corp.
October 27, 2014

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income (loss)	$197	$32	$(141)	$(101)	$(701)
Book to tax differences:
Premium amortization, net	(7)	(5)	31	(21)	(6)
Realized losses (gains), net	136	5	36	(92)	(255)
Capital loss (carryforward)/excess over capital gains [5]	(246)	(310)	(102)	936	849
Unrealized losses (gains), net	12	384	346	(480)	229
Other	—	(1)	—	2	—
Total book to tax differences	(105)	73	311	345	817
Estimated REIT taxable income	92	105	170	244	116
Dividend on preferred stock	7	5	3	3	3
Estimated REIT taxable income, net of preferred stock dividend	$85	$100	$167	$241	$113
Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	354.8	373.0	390.6
Estimated REIT taxable income per common share - basic and diluted	$0.24	$0.28	$0.47	$0.65	$0.29
Cumulative dividend distributions to common stockholders (in excess of)/below estimated cumulative REIT taxable income [6]	$(0.37)	$0.04	$0.42	$0.59	$0.57

Beginning cumulative non-deductible capital losses	$1,373	$1,683	$1,785	$849	$—
Capital loss (carryforward)/excess over capital gains	(246)	(310)	(102)	936	849
Ending cumulative non-deductible capital losses	$1,127	$1,373	$1,683	$1,785	$849
Ending cumulative non-deductible capital losses per common share	$3.19	$3.89	$4.77	$5.01	$2.21

American Capital Agency Corp.
October 27, 2014

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Fixed-rate agency securities, at fair value - as of period end	$49,170	$50,871	$53,461	$62,961	$82,310
Adjustable-rate agency securities, at fair value - as of period end	$922	$988	$1,195	$1,235	$1,015
CMO agency securities, at fair value - as of period end	$1,224	$1,268	$1,289	$1,308	$1,244
Interest-only strips agency securities, at fair value - as of period end	$217	$219	$230	$232	$224
Principal-only strips agency securities, at fair value - as of period end	$197	$205	$202	$205	$216
Total agency securities, at fair value - as of period end	$51,730	$53,551	$56,377	$65,941	$85,009
Total agency securities, at cost - as of period end	$51,730	$53,301	$56,928	$67,025	$85,789
Total agency securities, at par - as of period end [7]	$49,475	$50,887	$54,336	$64,048	$82,003
Average agency securities, at cost	$52,767	$56,923	$62,920	$76,991	$86,407
Average agency securities, at par [7]	$50,498	$54,365	$60,103	$73,527	$82,751
Net TBA portfolio - as of period end, at fair value	$17,748	$18,384	$14,102	$2,271	$(7,256)
Net TBA portfolio - as of period end, at cost	$17,769	$18,184	$14,127	$2,276	$(7,060)
Net TBA portfolio - as of period end, carrying value	$(21)	$200	$(25)	$(5)	$(196)
Average net TBA portfolio, at cost	$15,680	$13,963	$4,534	$(486)	$131
Average repurchase agreements and other debt	$46,694	$50,448	$57,544	$71,260	$78,845
Average stockholders' equity [8]	$9,455	$9,315	$8,975	$9,432	$10,064
Net book value per common share as of period end [9]	$25.54	$26.26	$24.49	$23.93	$25.27
Leverage - average during the period [10]	5.0:1	5.6:1	6.7:1	7.6:1	7.8:1
Leverage - average during the period, including net TBA position [11]	6.7:1	7.1:1	7.2:1	7.5:1	7.8:1
Leverage - as of period end [12]	4.8:1	5.0:1	5.9:1	7.3:1	7.9:1
Leverage - as of period end, including net TBA position [13]	6.7:1	6.9:1	7.6:1	7.5:1	7.2:1

Key Performance Statistics:
Average coupon [14]	3.63%	3.63%	3.60%	3.59%	3.50%
Average asset yield [15]	2.71%	2.71%	2.54%	2.82%	2.59%
Average cost of funds [16]	(1.44)%	(1.45)%	(1.35)%	(1.25)%	(1.39)%
Average net interest rate spread	1.27%	1.26%	1.19%	1.57%	1.20%
Average net interest rate spread, including TBA dollar roll income/loss [17]	1.90%	1.84%	1.43%	1.56%	1.14%
Average coupon - as of period end	3.65%	3.63%	3.65%	3.58%	3.54%
Average asset yield - as of period end	2.78%	2.70%	2.72%	2.70%	2.70%
Average cost of funds - as of period end [18]	(1.42)%	(1.53)%	(1.45)%	(1.31)%	(1.33)%
Average net interest rate spread - as of period end	1.36%	1.17%	1.27%	1.39%	1.37%
Average actual CPR for securities held during the period	10%	9%	7%	8%	10%
Average forecasted CPR - as of period end	8%	8%	8%	7%	8%
Total premium amortization, net	$(101)	$(109)	$(142)	$(117)	$(168)
Expenses % of average total assets - annualized	0.22%	0.21%	0.19%	0.17%	0.15%
Expenses % of average stockholders' equity - annualized	1.47%	1.55%	1.58%	1.56%	1.66%
Net comprehensive (loss) income return on average common equity - annualized [19]	(1.1)%	38.0%	19.4%	(15.8)%	7.1%
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.80
Economic (loss) return on common equity - annualized [20]	(1.1)%	39.6%	20.5%	(10.8)%	8.7%

American Capital Agency Corp.
October 27, 2014

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense. Other interest rate swap periodic costs does not include termination fees or mark-to-market adjustments associated with interest rate swaps (see footnote 1 for additional information).

4.	Dividend on REIT equity securities is reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.
Cumulative dividend distributions to common stockholders (in excess of)/below estimated cumulative REIT taxable income as of period end is net of common and preferred dividends declared during the period. Amount divided by total common shares outstanding as of each period end. Amount excludes non-deductible net capital losses.

7.	Agency securities at par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding as of period end.

10.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

11.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period", plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

12.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end", plus the Company's net TBA dollar roll position (at cost) as of period end.

14.	Weighted average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

15.
Weighted average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of net premiums and discounts) by the average amortized cost of agency securities held.

16.
Cost of funds includes agency repurchase agreements, other debt and interest rate swaps, but excludes swap termination fees and costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions. Weighted average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

17.
Estimated TBA dollar roll income/loss is net of TBAs used for hedging purposes. Dollar roll income/loss excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

18.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short treasury or TBA positions.

19.
Net comprehensive income (loss) return on average common equity for the period was calculated by dividing comprehensive income (loss) available (attributable) to common shareholders by average common equity.

20.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 28, 2014 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
October 27, 2014

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q3 2014 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the AGNC website after the call on October 28, 2014. In addition, there will be a phone recording available from 1:00 pm ET October 28, 2014 until 9:00 am ET November 12, 2014. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10054108.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $83 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of aggregate net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
October 27, 2014

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “adjusted net interest expense” (defined as interest expense plus the periodic interest rate costs of the Company's interest rate swaps reported in gain (loss) on derivatives and other securities, net in its consolidated statements of comprehensive income), “net spread and dollar roll income” (defined as interest income, TBA dollar roll income and dividends from REIT equity securities, net of adjusted net interest expense and operating expenses) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and "net interest rate spread.”

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, it believes it gives users greater transparency into the information used by the Company's management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing the Company's investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in its borrowing costs, (ii) in the case of net spread and dollar roll income, the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations, and (iii) in the case of estimated taxable income, information that is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status. However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.